UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, GelTech Solutions, Inc. (“GelTech”) appointed Jerome Eisenberg as its Executive Chairman and Chairman of the Board.  In connection with Mr. Eisenberg’s appointment, Mr. Michael Cordani resigned as Chairman of the Board but will remain a director of GelTech.  Mr. Eisenberg has been a director of GelTech since February 1, 2010. Since 2006, Mr. Eisenberg has been Chairman of the Board of ORBCOMM, Inc. (NASDAQ: ORBC), a leading provider of global satellite and cellular data communications solutions for asset tracking, management, and remote control. From December 2004 until March 2008, Mr. Eisenberg served as the Chief Executive Officer of ORBCOMM, Inc.  Mr. Eisenberg has been a director of ORBCOMM, Inc. since 2004. In July 2009, Mr. Eisenberg became Chief Executive Officer of TFISA LLC (“TFISA”), company that was specifically formed to distribute FireIce® and SkinArmor™, in connection with an agreement signed in July 2009 prior to Mr. Eisenberg becoming a director.  For the term of the agreement, TFISA has exclusive rights to distribute:

•

FireIce® to governmental agencies worldwide including the U.S. excluding (i) any municipal, state owned or volunteer fire-fighting company or any state fire-fighting instrumentality in the U.S. and (ii) sales of FireIce® Products to the Forest Service.

•	SkinArmor™ worldwide; and
•	Eductors for the FireIce® Pumper Truck to all of Europe and other countries throughout the world.

The agreement expires in December 2015. As of the date of his appointment, no sales had been made by TFISA. Furthermore, TFISA has not purchased any products from GelTech. The agreement fixes the prices that GelTech may charge TFISA when it purchases products from GelTech.  GelTech’s board of directors has authorized it to purchase TFISA’s agreement by: (i) paying TFISA $100,000 in four equal $25,000 installments, (ii) issuing TFISA a $1,000,000 5% note convertible at $0.50 per share which shall be paid in four $250,000 increments over a four year period and (iii) paying it a commission of 2% on any sales made in the territories which TFISA had rights to under the agreement through the expiration date.  No purchase agreement has been signed as of the date of this report.

On March 9, 2012, Mr. Eisenberg lent GelTech $75,000 and was issued a $76,875 six month original issue discount note with an effective annual interest rate of 5%. The note is convertible into GelTech’s common stock at $0.50 per share.  In September 2012, Mr. Eisenberg exchanged his note for a one year convertible original issues discount note in the amount of $86,100 convertible at $0.50 per share.

GelTech’s Compensation Committee has been delegated authority to negotiate Mr. Eisenberg’s compensation.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2012, GelTech amended its bylaws to provide for an Executive Chairman position.  The foregoing description is qualified in its entirety to the third amendment to the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Third Amendment to the Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

September 24, 2012	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer